                                                                    EXHIBIT 10.3


                             EMPLOYMENT AGREEMENT
                             --------------------

          EMPLOYMENT AGREEMENT made as of the 28th day of May, 1998 by and among Trikon Technologies, Inc., a California corporation (the "Corporation"), Trikon Technologies Limited, a corporation ("Trikon Limited") organized under the laws of the United Kingdom and a wholly owned subsidiary of the Corporation, and THOMAS MC KEE ("Executive").

          WHEREAS, the Corporation, Trikon Limited and Executive wish to enter into a formal employment contract which will govern the terms and conditions applicable to Executive's employment with the Corporation.

          NOW, THEREFORE, the parties hereto agree as follows:

                            PART ONE -- DEFINITIONS

          For purposes of this Agreement, the following definitions shall be in effect:

               Board shall mean the Corporation's Board of Directors.
               -----

               Cause shall mean the termination of Executive's employment by the
               -----
          Corporation by reason of (i) a material breach of his obligations under Paragraph 8, 9 or 10 of this Agreement, (ii) any other intentional misconduct on his part adversely affecting the pecuniary interests of the Corporation in a material manner, (iii) Executive's material dereliction of the major duties, functions and responsibilities of his executive position after written warning from the Board Corporation or (iv) a material breach by Executive of any of Executive's fiduciary obligations as an officer of the Corporation.

               Disability shall mean the Executive's inability, by reason of any
               ----------
          physical or mental injury or illness, to perform substantially the services required of him hereunder for a period in excess of ninety
          (90) consecutive days, and Executive shall be deemed to have terminated employment by reason of Disability on the last day of such ninety (90)-day period.

               Employment Period shall mean the period of Executive's employment
               -----------------
          with the Corporation set forth in Paragraph 2.

               Required Documentation for reimbursable expenses shall mean
               ----------------------
          vouchers, receipts and other details of such expenses in the form required by the Corporation sufficient to substantiate a deduction for such expenses under applicable rules and regulations of the taxing authorities (regardless of whether such deduction is actually available for the particular expense).

               Start Date shall be June 1, 1998, the date the Executive
               ----------
          commences employment with the Corporation as Chief Executive Officer.

               Trikon Entities shall mean the Corporation, Trikon Limited and
               ---------------
    any other majority-owned subsidiary of the Corporation or Trikon Limited.

         PART TWO -- TERMS AND CONDITIONS OF EMPLOYMENT


          1.   DUTIES AND RESPONSIBILITIES.
               ---------------------------

          A. Executive shall serve as the Chief Executive Officer of the Corporation and shall in such capacity report directly to the Board. As Chief Executive Officer, Executive shall have primary responsibility for the formulation, implementation and execution of strategic policies relating to the Corporation's business operations, financial objectives and market growth and shall accordingly have overall responsibility for the formulation of the business plan for each fiscal year to be submitted for Board approval.
Executive shall be appointed to the Board on his Start Date, and the Corporation shall use its best efforts to maintain him on the Board throughout the Employment Period by taking all action necessary to nominate him for re-election to such position at each shareholders meeting at which Board members are to be elected. Executive shall also perform such executive duties and functions for Trikon Limited, including service as an executive officer, as the Board may reasonably request of him.

          B. During the Employment Period, Executive shall perform in good faith and to the best of his ability all services which may be reasonably required of Executive hereunder and to be available to render such services at all reasonable times and places in accordance with such reasonable directives and requests made by the Corporation acting by majority vote of the Board.

          C. Executive shall, during the Employment Period, devote his full time, ability, energy and skill to the performance of his duties and responsibilities hereunder. Executive shall be based at the Corporation's principal offices in Newport, Gwent, United Kingdom, but may be required to travel to other geographic locations in connection with the performance of his executive duties hereunder.



          2.   PERIOD OF EMPLOYMENT.   Executive's employment with the
               --------------------
Corporation shall be governed by the provisions of this Agreement for the period commencing June 1, 1998 and continuing through December 31, 1999, unless sooner terminated in accordance with the provisions of Paragraph 11 of this Agreement. Should Executive's employment pursuant to this Agreement otherwise continue through December 31, 1999, then this Agreement shall automatically be renewed from calendar year to calendar year thereafter, until either Executive or the Corporation elects to terminate this Agreement as of the start of any subsequent calendar year by providing not less than thirty (30) days prior written notice to the other party. The period during which Executive's employment continues in effect hereunder shall constitute the Employment Period.

          3.   CASH COMPENSATION.
               -----------------

          A. BASE SALARY. The Corporation shall pay Executive a base salary at the annual rate of not less than Three Hundred Forty Thousand U.S. Dollars (U.S. $340,000). Such rate shall be subject to annual review by the Board and may be increased at the Board's discretion. Base salary shall be paid at periodic intervals in accordance with the Corporation's payroll practices for salaried employees.

          B. BONUS. For each fiscal year of the Corporation during the Employment Period, including the short fiscal period beginning on the Start Date and ending December 31, 1998, Executive shall be entitled to incentive compensation in an amount not to exceed to fifty percent (50%) of his base salary which is to become payable only upon the Corporation's achievement of the financial objectives and performance milestones mutually agreed upon by the Board and Executive for each such year. For the fiscal year ending May 31, 1999, the target bonus shall be One Hundred Seventy Thousand U.S. Dollars (U.S. $170,000) to become payable upon the Corporation's achievement of the financial objectives and performance milestones mutually agreed upon by the Board and the Executive within sixty (60) days after the Start Date.

          C. DELEGATION. The Corporation's obligation to pay the cash compensation to which Executive becomes entitled pursuant to this Paragraph 3 may, in the Board's discretion, be delegated in whole or in part to Trikon Limited in connection with the assignment to him of any duties or functions to be performed for Trikon Limited.

          D. WITHHOLDING. The Corporation or Trikon Limited shall deduct and withhold from the compensation payable to Executive hereunder any and all applicable withholding taxes and any other amounts required to be deducted or withheld by the Corporation under applicable statutes, regulations, ordinances or orders governing the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

          4.   EQUITY COMPENSATION.
               --------------------

          A. On the Start Date, Executive shall be granted a stock option to acquire shares of the Corporation's common stock (the "Common Stock") under the Corporation's 1991 Stock Option Plan (the "Plan"). The option will cover 1,872,430 shares of Common Stock (representing two percent (2%) of the Corporation's currently outstanding equity securities on a fully-diluted basis). The exercise price per share will be the closing selling price per share of Common Stock on the Start Date, as reported on the Nasdaq National Market.

          B. The option will have a term of seven (7) years, subject to earlier termination upon Executive's termination of employment with the Corporation. The option will be immediately exercisable for ten percent (10%) of the option shares and will become exercisable for the remaining shares in a series of four (4) successive equal annual installments upon Executive's completion of each year of employment over the four year period measured from
the Start Date.   No additional shares will become exercisable after Executive's termination of employment with the Corporation for any reason.

          C. The remaining terms and provisions of the option will be governed by the applicable provisions of the Plan.

          5. EXPENSE REIMBURSEMENT. Executive shall be entitled to reimbursement
             ---------------------
from the Corporation, in accordance with the Corporation's reimbursement policies as in effect from time to time, for all reasonable business expenses incurred by Executive in the performance of his duties hereunder, provided
                                                                  --------
Executive furnishes the Corporation with the Required Documentation for those expenses.

          6.   FRINGE BENEFITS
               ---------------

          A. EMPLOYEE BENEFIT PROGRAMS. Executive shall, throughout the Employment Period, be eligible to participate in all employee benefit programs and other executive perquisites which are made available to the Corporation's executives and for which Executive qualifies, including health care coverage.

          B. VACATION. Executive shall accrue paid vacation benefits during the Employment Period at the rate of five (5) full weeks per calendar year to be pro-rated on the basis of six and one-quarter (6 1/4) days per calendar quarter. Executive may take his accrued vacation at such times as are mutually convenient to Executive and the Corporation.

          C. AUTOMOBILE. The Corporation shall provide an automobile for Executive's business and personal use and shall reimburse Executive for all reasonable expenses incurred in the operation and maintenance of such vehicle, including insurance, fuel, maintenance and repair costs, provided Executive
                                                         --------
furnishes the Corporation with the Required Documentation for those expenses.

          D. HOUSING ACCOMMODATIONS. The Corporation shall reimburse Executive for his housing costs in the United Kingdom in an amount not to exceed One Thousand Pounds Sterling ((Pounds)1,000.00) per month during the Employment Period, provided Executive furnishes the Corporation with the Required
        --------
Documentation for those costs.

          E. RELOCATION PAYMENT. Upon the commencement of his employment under this Agreement, the Company shall pay Executive the cash sum of Twenty Five Thousand U.S. Dollars (U.S. $25,000.00) to cover any and all costs or expenses incurred by him in connection with his relocation to the United Kingdom.

          Should Executive's employment be terminated for Cause, Executive must repay such cash sum to Corporation within five (5) business days after such termination.

          7.   DEATH OR DISABILITY.
               -------------------

          A. Upon Executive's death or Disability during the Employment Period, the employment relationship created pursuant to this Agreement shall immediately terminate, and no further cash compensation shall become payable to Executive pursuant to Paragraph 3. However, the Corporation shall pay Executive or his estate (i) any unpaid base salary earned under Paragraph 3 for services rendered through the date of his death or Disability, (ii) the value of all accrued and unused vacation benefits based upon Executive's most recent level of base salary and (iii) any other incentive compensation which becomes due and payable for the fiscal year of the Executive's death or Disability, pro-rated in amount for the portion of the year completed prior to Executive's death or Disability.

          B. The stock option granted to Executive under Paragraph 4 shall not become exercisable for any additional shares of Common Stock following the termination of the employment relationship by reason of Executive's death or disability. However, to the extent that the option is exercisable for any shares of Common Stock at the time of Executive's death, the option may be exercised for those shares, at any time before the expiration or sooner termination of that option, by the executors or administrators of Executive's estate or by persons to whom the option is transferred pursuant to Executive's will or in accordance with the laws of inheritance.

          8.     RESTRICTIVE COVENANTS.  During the Employment Period:
                 ---------------------

             (i) Executive shall devote Executive's full time and energy solely and exclusively to the performance of Executive's duties described herein, except during periods of illness or vacation.

            (ii) Executive shall not directly or indirectly provide services to any person, firm or other entity except the Corporation, unless otherwise authorized by the Board in writing.

           (iii) Executive shall not render any services of any kind or character for his own account or for any other person, firm or entity without first obtaining the Board's written consent.

          However, Executive shall have the right to perform such incidental services as are necessary in connection with (a) Executive's private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him hereunder, or (b) Executive's charitable or community activities or participation in trade or professional organizations, but only if such incidental services do not interfere with the performance of Executive's services hereunder.

          9.   NON-COMPETITION.
               ---------------

          A. During the Employment Period, Executive shall not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in the semiconductor equipment manufacturing industry; provided, however, that such restriction shall not apply
                        --------
to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any corporation or other enterprise.

          B. During the Employment Period and for an additional two (2)-year period thereafter, Executive shall not, directly or indirectly:

             (i) encourage or solicit any of the employees of the Trikon Entities to leave the employ of the Trikon Entities for any reason or interfere in any other manner with employment relationships at the time existing between the those employees and the Trikon Entities; or

            (ii) solicit the business of any licensor, licensee or customer of the Trikon Entities, induce any licensor, licensee or customer of the Trikon Entities to terminate their existing business relationships with the Trikon Entities or interfere in any other manner with any existing business relationship between any licensor, licensee, customer or other third party and the Trikon Entities.

          Executive hereby acknowledges that monetary damages may not be sufficient to compensate the Trikon Entities for any economic loss which may be incurred by reason of his breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Trikon Entities shall, in addition to the termination of this Agreement and any remedies available to the Trikon Entities at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing such breach.

          10.  PROPRIETARY INFORMATION.
               -----------------------

          A. Executive hereby acknowledges that the Trikon Entities may, from time to time during the Employment Period, disclose to Executive confidential information pertaining to the business and affairs, technology, research and development projects and customer base of the Trikon Entities, including (without limitation) financial information concerning customers and prospective business opportunities. All information and data, whether or not in writing, of a private or confidential nature concerning the business, technology or financial affairs of the Trikon Entities and their clients (collectively, "Proprietary Information") is and shall remain the sole and exclusive property of the Trikon Entities. By way of illustration, but not limitation, Proprietary Information shall include all trade secrets, research and development projects, financial records, business plans, personnel data, computer programs and customer lists and accounts relating to the business operations, technology or financial affairs of the Trikon Entities, other similar items indicating the source of the revenue of the Trikon Entities, all information pertaining to the salaries, duties and performance ratings of the employees of the Trikon Entities and all financial information relating to the customers of the Trikon Entities and their proposed or contemplated business transactions.

          B. Executive shall not, at any time during or after such Employment Period, disclose to any third party or directly or indirectly make use of any such Proprietary Information, other than in connection with the business and affairs of the Trikon Entities.

          C. All files, letters, memoranda, reports, records, data or other written, reproduced or other tangible manifestations of the Proprietary Information, whether created by Executive or others, to which the Executive has access during the Employment Period shall be used by Executive only in the performance of his duties hereunder. All such materials (whether written, printed or otherwise reproduced or recorded) shall be returned by Executive to the Corporation immediately upon the termination of the Employment Period or upon any earlier request by any of the Trikon Entities, without Executive retaining any copies, notes or excerpts thereof.

          D. Executive's obligation not to disclose or use Proprietary Information shall also extend to any and all information, records, trade secrets, data and other tangible property of the customers of the Trikon Entities or any other third parties who may have disclosed or entrusted the same to the Trikon Entities or Executive in connection with the Corporation's business operations.

          E. Executive's obligations under this Paragraph 10 shall continue in effect after the termination of his employment with the Corporation, whatever the reason or reasons for such termination, and the Corporation shall have the right to communicate with any future or prospective employer of Executive concerning Executive's continuing obligations under this Paragraph 10.

          F. Upon the request of one or more of the Trikon Entities at any time during the Employment Period, Executive shall sign a Proprietary Information and Inventions Agreement, in form and substance mutually acceptable to Executive and the Trikon Entities.

          11.  TERMINATION OF EMPLOYMENT.
               -------------------------

          A. The Corporation, acting by majority vote of the Board, may terminate Executive's employment under this Agreement at any time for any reason, with or without cause, by giving at least thirty (30) days prior written notice of such termination to the Executive. However, such thirty (30)-day notice requirement shall not apply to the termination of Executive's employment for Cause under Paragraph C below. The Corporation may, at the time such termination notice is given to Executive, immediately relieve Executive of some or all of his duties hereunder.

          B. Executive may terminate his employment under this Agreement at any time by giving the Corporation at least thirty (30) days prior written notice of such termination.

          C. The Corporation, acting by majority vote of the Board, may at any time, upon written notice, terminate the Executive's employment with the Corporation hereunder for Cause. Such termination shall be effective immediately upon such notice.

          D. Upon the termination of Executive's employment for any reason during the Employment Period, Executive shall be paid (i) any unpaid base salary earned under Paragraph 3 for services rendered through the date of his death or Disability and (ii) the value of all accrued and unused vacation benefits based upon Executive's most recent level of base salary. If Executive is involuntarily terminated by the Corporation other than for Cause, Executive shall also be entitled to the special severance benefits provided under Paragraph 12.

          12.  BENEFIT ENTITLEMENT. Executive shall be entitled to receive the
               -------------------
following severance benefits in the event his employment with the Corporation is involuntarily terminated other than for Cause:


                      (a)   Salary Continuation. Executive shall receive salary
                            -------------------
    continuation payments, at the monthly rate of base salary in effect for him under Paragraph 3 at the time of his involuntary termination, for a period of twelve (12) months. Such salary continuation payments shall be made at semi-monthly intervals on the 15th and last day of each calendar month and shall be subject to all applicable withholding requirements as set forth in Paragraph 3.D.

                      (b)   Incentive Compensation. Executive shall be entitled
                            ----------------------
fifty percent (50%) of the dollar amount of any incentive compensation which would have actually become payable to him on the basis of the Corporation's financial performance for the fiscal year in which his employment is involuntarily terminated, had he continued in employ through the end of that fiscal year. Payment shall be made within ninety (90) days after the close of such fiscal year.

                      (c)   Health Care Coverage. Continued health care coverage
                            --------------------
under the Corporation's medical plan shall be provided, without charge, to Executive and his eligible dependents until the earlier of (i) the expiration of
                                                -------
the six (6)-month period measured from the effective date of his involuntary termination or (ii) the first date on which Executive is covered under another employer's health benefit program without exclusion for any pre-existing medical condition.

              PART THREE -- MISCELLANEOUS PROVISIONS

          13.  SUCCESSORS AND ASSIGNS.  The provisions of this Agreement shall
               ----------------------
inure to the benefit of, and shall be binding upon, (i) the Corporation, Trikon Limited and their respective successors and assigns and (ii) the Executive, the personal representative of his estate and his heirs and legatees.


          14.  NOTICES.
               -------

          A. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally or if deposited in the local post, certified or registered mail, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by local post, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the mail, addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

     To the Corporation:      Trikon Technologies, Inc.
                              Ringland Way
                              Newport, Gwent NP6 2TA
                              UNITED KINGDOM
                              Attention:  President

     With a copy to:          Michael J. Kennedy, Esq.
                              Brobeck, Phleger & Harrison LLP
                              Spear Street Tower
                              One Market
                              San Francisco, CA  94105

     To Trikon Limited:       Trikon Technologies Limited

                              Ringland Way
                              Newport, Gwent NP6 2TA
                              UNITED KINGDOM
                              Attention:  President

     To Executive:      Thomas McKee

                              _____________________
                              _____________________
                              _____________________
                              _____________________

     With a copy to:          _____________________
                              _____________________
                              _____________________
                              _____________________
                              _____________________

          B. Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party hereto.

          14.  GOVERNING DOCUMENT.  This Agreement constitutes the entire
               ------------------
agreement and understanding of the Corporation, Trikon Limited and Executive with respect to the terms and conditions of Executive's employment with the Corporation and Trikon Limited, including the compensation payable to him, and supersedes all prior and contemporaneous written or verbal agreements and understandings among Executive, the Corporation and Trikon Limited relating to such subject matter. This Agreement may only be amended by written instrument signed by Executive and an authorized officer of the Corporation and Trikon Limited. Any and all prior agreements, understandings or representations relating to the Executive's employment with the Corporation or Trikon Limited are hereby terminated and cancelled in their entirety and are of no further force or effect.

          15.  GOVERNING LAW.  This Agreement shall be construed and interpreted
               -------------
under the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California, except to the extent any law of the United Kingdom is mandatorily applicable. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

          16.  REMEDIES.  All rights and remedies provided pursuant to this
               --------
Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

          17.  COUNTERPARTS.  This Agreement may be executed in more than one
               ------------
counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

                         TRIKON TECHNOLOGIES, INC.

                         By:

                         Title:



                         TRIKON TECHNOLOGIES LIMITED

                         By:

                         Title:



                         ------------------------------------------------
                                    THOMAS MCKEE, EXECUTIVE